Exhibit 99.1

MINUTES OF THE BOARD OF DIRECTORS

OF

ARK DEVELOPMENT, INC.

At a meeting of the Board of Directors of Ark Development, Inc., notice being waived and the sole director present, the following resolutions were put forth:

RESOLVED: That Mr. Antonio Treminio be appointed to the Company’s Board of Directors to serve until the next annual meeting of shareholders.

Resolution passed.

RESOLVED: That Mr. Antonio Treminio be appointed Chairman and Chief Executive Officer of the corporation, effective immediately.

Resolution passed.

There being no other business, the meeting was adjourned.

September 15, 2008.

s/s Noah Clark

     Noah Clark, President and director